UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2016

AMERICAN HOMES 4 RENT
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant

Amendment to Credit Facility

On June 7, 2016, American Homes 4 Rent, L.P. and certain other subsidiaries of American Homes 4 Rent (the “Revolver Borrowers”) entered into Amendment Number Seven (the “Amendment”) to the Master Loan and Security Agreement, dated as of March 7, 2013 (as previously supplemented and amended the “Loan Agreement”), with J.P. Morgan Chase Bank, N.A. and Wells Fargo Bank, National Association as Lenders. Pursuant to the Amendment, the “Revolving Period” as defined in the Loan Agreement is extended to the earlier of (1) September 7, 2016 and (2) if the Facility Termination Date shall have occurred under clause (ii) or (iii) of the definition of such term as set forth in the Loan Agreement, such Facility Termination Date. All other provisions and terms of the Loan Agreement remain substantially the same as they were prior to June 7, 2016. As of June 8, 2016, outstanding borrowings under the credit facility with the Lenders pursuant to the Loan Agreement were $147,000,000. The description of the Amendment herein is qualified in its entirety by reference to the Amendment, filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1
Amendment Number Seven, dated as of June 7, 2016, to the Master Loan and Security Agreement dated as of March 7, 2013, among J.P. Morgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Lenders, and American Homes 4 Rent, L.P., and certain subsidiaries of American Homes 4 Rent identified therein as Borrowers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: June 8, 2016	By:	/s/ Stephanie Heim
Stephanie Heim
Senior Vice President - Counsel

Index to Exhibits

Exhibit 10.1
Amendment Number Seven, dated as of June 7, 2016, to the Master Loan and Security Agreement dated as of March 7, 2013, among J.P. Morgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Lenders, and American Homes 4 Rent, L.P., and certain subsidiaries of American Homes 4 Rent identified therein as Borrowers.